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                                                                    EXHIBIT 99.1





July ___, 1997

Duke & Co., Inc.
909 Third Avenue
7th Floor
New York, NY 10022

Gentlemen:

         The undersigned understands that Duke & Co., Inc., as representative (the "Representative") of the several underwriters (the "Underwriters"), proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with Aviation Group, Inc. (The "Company") providing for the purchase by the Underwriters of shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company ("Common Stock") and Redeemable Common Stock Purchase Warrants (the "Warrants"), and that the Underwriters propose to offer the Shares and Warrants to the public (the "Offering"). Common Stock (other than the Shares) of which the undersigned is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended) shall be referred to herein as the "Subject Securities".

         In consideration of the execution of the Underwriting Agreement by the Underwriters and the Offering, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby irrevocably agrees that:


                 (i) Without the prior written consent of the Representative, the undersigned will not offer, pledge, sell contract to sell, grant any option for the sale of, make a short sale or otherwise dispose of or engage in any hedging or other transaction that is designed or reasonably expected to lead to a disposition of any Subject Securities, or otherwise dispose of (or publicly announce any offer, pledge, sale, grant of an option to purchase or other disposition), directly or indirectly, any Subject Securities, during the period from the date of this letter until the 365th day after the date of the final Prospectus (as defined in the Underwriting Agreement) with regard to all Subject Securities, provided that in the event the Representative by a written communication within six (6) months after the date of the final Prospectus releases the undersigned from the foregoing restrictions with regards to, together with any previous such releases, an aggregate of 50% or more of the Subject Securities, then such restrictions with respect to the remaining Subject Securities shall be extended until the 730th day after the date of the final Prospectus.


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                 (ii)     In addition to the foregoing, the undersigned will
not offer, pledge, sell, contract to sell, grant any option for the sale of, make a short sale or otherwise dispose of or engage in any hedging or other transaction that is designed or reasonably expected to lead to a disposition of any securities convertible into, or exercisable or exchangeable for, the Subject Securities from the date of this letter until the 365th day or the 730th day, as the case may be, after the date of the final Prospectus unless, prior to any such disposition, the undersigned delivers to the Representative an identical copy of this letter, executed by the prospective acquiror of such securities.

         The undersigned further understands that the Company will take steps as may be reasonably necessary to enforce the foregoing provisions and restrict the sale or transfer of such Securities as provided herein including, but not limited to, notification to the Company's transfer agent regarding any such restrictions; and the undersigned hereby agrees to and authorizes any actions and acknowledges that the Company and you are relying on this Agreement in taking any such actions.

         If for any reason the foregoing shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

         If the foregoing conforms to your understanding of our agreement, please so indicate by signing a copy of this Agreement, whereupon it shall become a binding agreement between and among us.

                                        Very truly yours,



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                                        Signature

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                                        Printed Name

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                                        Street Address

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                                        City, State and Zip Code
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July 9, 1997



Duke & Co., Inc.
909 Third Ave.
7th Floor
New York, NY  10022

Gentlemen:

        The undersigned understands that Duke & Co., Inc., as representative (the "Representative") of the several underwriters (the "Underwriters"), proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with Aviation Group, Inc. (The "Company") providing for the purchase by the Underwriters of shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company ("Common Stock") and Redeemable Common Stock Purchase Warrants (the "Warrants"), and that the Underwriters propose to offer the Shares and Warrants to the public (the "Offering"). Common Stock (other than Shares) of which the undersigned is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended) shall be referred to herein as the "Subject Securities".

        In consideration of the execution of the Underwriting Agreement by the Underwriters and the Offering, and for other good and valuable consideration the receipt of which is hereby acknowledged, the undersigned hereby irrevocably agrees that:

        (i) Without the prior written consent of the Representative, the undersigned will not offer, pledge, sell, contract to sell, grant any option for the sale of, make a short sale or otherwise dispose of or engage in any hedging or other transaction that is designed or reasonably expected to lead to a disposition of any Subject Securities, or otherwise dispose of (or publicly announce any offer, pledge, sale, grant of an option to purchase or other disposition), directly or indirectly, any Subject Securities, during the period from the date of this letter until the 730th day after the date of the final Prospectus (as defined in the Underwriting Agreement) with regard to all Subject Securities provided, however, that the undersigned holder of the Company's 10% Convertible Note(s) Due March 1, 2001 (the "Note(s)") may dispose of during a Payment Period a necessary number of Subject Securities providing for net proceeds to the undersigned of an amount not to exceed the quarterly installment of principal due under the Note(s). As used herein the term Payment Period shall mean the ten business days proceeding and following the due date of any quarterly installment of principal under the Note(s).


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Duke & Co., Inc.
Page 2


                (ii) In addition to the foregoing, the undersigned will not offer, pledge, sell, contract to sell, grant any option for the sale of, make a short sale or otherwise dispose of or engage in any hedging or other transaction that is designed or reasonably expected to lead to a disposition of any securities convertible into, or exercisable or exchangeable for, the Subject Securities from the date of this letter until the 730th day after the date of the final Prospectus unless, prior to any such disposition, the undersigned delivers to the Representative an identical copy of this letter, executed by the prospective acquiror of such securities.

                (iii) The Company agrees that during the term of this agreement, it will not, without the express written permission of the undersigned, redeem or prepay the Notes prior to their mandatory payment dates.

        The undersigned further understands that the Company will take such steps as may be reasonable necessary to enforce the foregoing provisions and restrict the sale or transfer of such Securities as provided herein including, but not limited to, notification to the Company's transfer agent regarding any such restrictions, and the undersigned hereby agrees to and authorizes any actions and acknowledges that the Company and you are relying upon this Agreement in taking any such actions.

        If for any reason the Offering shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

        If the foregoing conforms to your understanding of our agreement, please so indicate by signing a copy of this Agreement, whereupon it shall become a binding agreement between and among us.


                                        Very truly yours,




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                                        Signature



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                                        Printed Name



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                                        Street Address



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                                        City, State and Zip Code